Question 7.c)
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Addendum to Question 7.c on Form N-SAR
List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                       Is this the
Series                                                 last filing
Number               Series Name                     for this series?
                                                         (Y or N)
96         GS Concentrated Emerging Markets Equity Fund*    N
103        GS Retirement Strategy 2010 Portfolio*           N
104        GS Retirement Strategy 2015 Portfolio*           N
105        GS Retirement Strategy 2020 Portfolio*           N
106        GS Retirement Strategy 2030 Portfolio*           N
107        GS Retirement Strategy 2040 Portfolio*           N
108        GS Retirement Strategy 2050 Portfolio*           N
109        GS All Cap Growth Fund*                          N


* Please refer to the Semi-annual Report to Shareholders to be filed on Form N-CSR on or about May 8, 2008 for additional information concerning the fund.